Exhibit 99.1

EXECUTION COPY

AMENDED AND RESTATED
AGREEMENT BETWEEN NOTEHOLDERS

Dated as of May 18, 2021

by and among

BANK OF AMERICA, N.A.

(as the Holder of each Note A identified as owned by it herein)

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2020-BNK30, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2020-BNK30

(as the Holder of each Note A identified as owned by it herein)

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK31, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK31

(as the Holder of each Note A identified as owned by it herein)

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK32, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK32

(as the Holder of each Note A identified as owned by it herein)

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE ON BEHALF OF THE REGISTERED HOLDERS OF CSAIL 2021-C20 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-C20

(as the Holder of each Note A identified as owned by it herein)

and

CF MDD HOLDINGS LLC

(as the Note B Holder)

Miami Design District

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of May 18, 2021, by and between BANK OF AMERICA, N.A., a national banking association (“BANA” and, together with its successors and assigns in interest, in its capacity as the owner of the Note A-1, the “Note A-1 Holder”, in its capacity as the owner of the Note A-12, the “Note A-12 Holder”, in its capacity as the owner of the Note A-14, the “Note A-14 Holder”, and in its capacity as the owner of the Note A-15, the “Note A-15 Holder”), WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2020-BNK30, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2020-BNK30 (“BANK 2020-BNK30” and, together with its successors an assigns in interest, in its capacity as the owner of the Note A-3, the “Note A-3 Holder”, and in its capacity as the owner of the Note A-6, the “Note A-6 Holder”), WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK31, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK31 (“BANK 2021-BNK31” and, together with its successors and assigns in interest, in its capacity as the owner of the Note A-2, the “Note A-2 Holder”, and in its capacity as the owner of the Note A-7, the “Note A-7 Holder”), WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK32, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK32 (“BANK 2021-BNK32” and, together with its successors and assigns in interest, in its capacity as the owner of the Note A-4, the “Note A-4 Holder”, in its capacity as the owner of Note A-8, the “Note A-8 Holder”, in its capacity as the owner of Note A-10, the “Note A-10 Holder” and in its capacity as the owner of the Note A-11, the “Note A-11 Holder”), WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE ON BEHALF OF THE REGISTERED HOLDERS OF CSAIL 2021-C20 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-C20 (“CSAIL 2021-C20” and, together with its successors and assigns in interest, in its capacity as the owner of the Note A-5, the “Note A-5 Holder”, in its capacity as the owner of the Note A-9, the “Note A-9 Holder”, and in its capacity as the owner of the Note A-13, the “Note A-13 Holder”), and CF MDD HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns in interest, the “Note B Holder”). The Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder, Note A-6 Holder, Note A-7 Holder, Note A-8 Holder, Note A-9 Holder, Note A-10 Holder, Note A-11 Holder, Note A-12 Holder, Note A-13 Holder, Note A-14 Holder, and Note A-15 Holder, are referred to in this Agreement each, as a “Note A Holder” and collectively, as the “Note A Holders”. The Note A Holders and the Note B Holder are referred to in this Agreement each, as a “Noteholder” and collectively, as the “Noteholders”.

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein) Bank of America, N.A. originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”), which was originally evidenced, inter alia, by that certain Amended, Restated and Consolidated Renewal and Future Advance Promissory Note, dated as of February 28, 2020 made by the Mortgage Loan Borrower in favor of BANA, in the original principal amount of $500,000,000 (the “Original Note”) and secured by, with respect to each Mortgaged Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement (as amended, modified or supplemented, collectively, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, BANA, then the sole lender with respect to the Mortgage Loan, agreed, pursuant to a Second Loan Modification Agreement dated April 29, 2020, to permit the Borrower to defer loan payments due to BANA under the Mortgage Loan for May 2020, June 2020 and July 2020 until the maturity or earlier repayment of the Mortgage Loan (such payments collectively constituting the “May-July 2020 Deferred Interest Payment” as defined herein);

WHEREAS, pursuant to the Fourth Loan Modification Agreement effective of the December 3, 2020, the Original Note was split into the following sixteen notes, each dated as of December 3, 2020 (as amended, modified or supplemented, each a “Note”), made by the Mortgage Loan Borrower in favor of the applicable Initial Noteholder, and having the designations and principal balances, as set forth in the chart below;

WHEREAS, BANA (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Initial Note A-1 Holder”, in its capacity as initial owner of the Note A-2, the “Initial Note A-2 Holder”, in its capacity as initial owner of the Note A-3, the “Initial Note A-3 Holder”, in its capacity as initial owner of the Note A-4, the “Initial Note A-4 Holder”, in its capacity as initial owner of the Note A-5, the “Initial Note A-5 Holder”, in its capacity as initial owner of the Note A-6, the “Initial Note A-6 Holder”, in its capacity as initial owner of the Note A-7, the “Initial Note A-7 Holder”, in its capacity as initial owner of the Note A-8, the “Initial Note A-8 Holder”, in its capacity as initial owner of the Note A-9, the “Initial Note A-9 Holder”, in its capacity as initial owner of the Note A-10, the “Initial Note A-10 Holder”, in its capacity as initial owner of the Note A-11, the “Initial Note A-11 Holder”, in its capacity as initial owner of the Note A-12, the “Initial Note A-12 Holder”, in its capacity as initial owner of the Note A-13, the “Initial Note A-13 Holder”, in its capacity as initial owner of the Note A-14, the “Initial Note A-14 Holder” and in its capacity as initial owner of the Note A-15, the “Initial Note A-15 Holder”, and together with the Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder, Initial Note A-5 Holder, Initial Note A-6 Holder, Initial Note A-7 Holder, Initial Note A-8 Holder, Initial Note A-9 Holder, Initial Note A-10 Holder, Initial Note A-11 Holder, Initial Note A-12 Holder, Initial Note A-13 Holder and Initial Note A-14 Holder, the “Initial Note A Holder”, and in its capacity as the initial agent, the “Initial Agent”) and CF MDD HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns in interest, the “Initial Note B Holder”, and collectively with the Initial Note A Holder, the “Initial Noteholders”) entered into a co-lender agreement, dated as of December 3, 2020 (the “Original Agreement”), to memorialize the terms under which the Initial Noteholders would hold Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15 and Note B, respectively;

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WHEREAS, BANA, as the Initial Note A-3 Holder and the Initial Note A-6 Holder, transferred its right, title and interest in and to Note A-3 and Note A-6 to Banc of America Merrill Lynch Commercial Mortgage Inc. (“BAMLCM”) pursuant to a Mortgage Loan Purchase Agreement entered into in connection with the BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30 transaction, between BAMLCM, as purchaser, and the Initial Note A-3 Holder and the Initial Note A-6 Holder, as seller, and BAMLCM transferred its right, title and interest in and to each of Note A-3 and Note A-6 to Wilmington Trust, as trustee for the benefit of the registered holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, under a pooling and servicing agreement, dated as of December 1, 2020, among BAMLCM, as depositor, Wells Fargo Bank, National Association, as general master servicer, Greystone Servicing Company LLC, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and NCB special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer;

WHEREAS, BANA, as the Initial Note A-2 Holder and the Initial Note A-7 Holder, transferred its right, title and interest in and to Note A-2 and Note A-7 to Wells Fargo Commercial Mortgage Securities, Inc. (“WFCMSI”) pursuant to a Mortgage Loan Purchase Agreement entered into in connection with the BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31 transaction, between WFCMSI, as purchaser, and the Initial Note A-2 Holder and the Initial Note A-7 Holder, as seller, and WFCMSI transferred its right, title and interest in and to each of Note A-2 and Note A-7 to Wilmington Trust, as trustee for the benefit of the registered holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, under a pooling and servicing agreement, dated as of February 1, 2021, among WFCMSI, as depositor, Wells Fargo Bank, National Association, as general master servicer, KeyBank National Association, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer;

WHEREAS, BANA, as the Initial Note A-5 Holder, the Initial Note A-9 Holder and the Initial Note A-13 Holder, sold Note A-5, Note A-9 and Note A-13 to 3650 REIT LOAN FUNDING 1 LLC (“3650 REIT”) in a private transaction concluded on March 1, 2021;

WHEREAS, WHEREAS, BANA, as the Note A-4 Holder, the Note A-8 Holder, the Note A-10 Holder and the Note A-11 Holder, transferred its right, title and interest in and to Note A-4, Note A-8, Note A-10 and Note A-11 to Morgan Stanley Mortgage Capital I Inc. (“MSMCI”) pursuant to a Mortgage Loan Purchase Agreement entered into in connection with the BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32 transaction, between MSMCI, as purchaser, and the Note A-4 Holder, the Note A-8 Holder, the Note A-10 Holder and the Note A-11 Holder, as seller, and MSMCI transferred its right, title and interest in and to each of Note A-4, Note A-8, Note A-10 and Note A-11 to Wilmington Trust, as trustee for the benefit of the registered holders of BANK 2021-BNK32, Commercial Mortgage

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Pass-Through Certificates, Series 2021-BNK32, under a pooling and servicing agreement, dated as of March 1, 2021, among MSMCI, as depositor, Wells Fargo Bank, National Association, as general master servicer, Rialto Capital Advisors, LLC, as general special servicer, National Cooperative Bank, N.A. (“NCB”), as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee (the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer;

WHEREAS, 3650 REIT, as the Note A-5 Holder, the Note A-9 Holder and the Note A-13 Holder, transferred its right, title and interest in and to Note A-5, Note A-9 and Note A-13 to Credit Suisse Commercial Mortgage Securities Corp. (“CSCMSC”) pursuant to a Mortgage Loan Purchase Agreement entered into in connection with the CSAIL 2021-C20 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-C20 transaction, between CSCMSC, as purchaser, and the Note A-5 Holder, the Note A-9 Holder and the Note A-13 Holder, as seller, and CSCMSC transferred its right, title and interest in and to each of Note A-5, Note A-9 and Note A-13 to Wells Fargo Bank, National Association, as trustee on behalf of the registered holders of CSAIL 2021-C20 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-C20, under a pooling and servicing agreement, dated as of March 1, 2021, among CSCMSC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wells Fargo Bank, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer;

WHEREAS, as of the date hereof, the current Holders of each Note are as identified in the chart below (each Note shall be referred to herein by its “Note Designation” as set forth in the chart below, and the Notes other than Note B shall be referred to herein collectively as “Note A” or each, individually, a “Note A”);

Note Designation	Initial Noteholder	Current Noteholder	Original Principal Balance
Note A-1	BANA	BANA	$60,000,000
Note A-2	BANA	BANK 2021-BNK31	$55,000,000
Note A-3	BANA	BANK 2020-BNK30	$50,000,000
Note A-4	BANA	BANK 2021-BNK32	$40,000,000
Note A-5	BANA	CSAIL 2021-C20	$30,000,000
Note A-6	BANA	BANK 2020-BNK30	$25,000,000
Note A-7	BANA	BANK 2021-BNK31	$25,000,000
Note A-8	BANA	BANK 2021-BNK32	$20,000,000
Note A-9	BANA	CSAIL 2021-C20	$20,000,000
Note A-10	BANA	BANK 2021-BNK32	$15,000,000
Note A-11	BANA	BANK 2021-BNK32	$15,000,000

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Note Designation	Initial Noteholder	Current Noteholder	Original Principal Balance
Note A-12	BANA	BANA	$15,000,000
Note A-13	BANA	CSAIL 2021-C20	$10,000,000
Note A-14	BANA	BANA	$10,000,000
Note A-15	BANA	BANA	$10,000,000
Note B	CF MDD HOLDINGS LLC	CF MDD HOLDINGS LLC	$100,000,000

WHEREAS, the Noteholders desire to enter into this Agreement to (a) memorialize the terms under which the Note A Holders and the Note B Holder are holding each of their respective Notes in the Mortgage Loan, (b) correct the Original Agreement to account for the May-July 2020 Deferred Interest Payment, and (c) amend, restate and supersede the terms of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.              Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default”  shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Servicing Advances, fees and/or reasonable, out-of-pocket and customary expenses incurred by and reimbursable to any Servicer, Trustee or the fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer, Trustee or the fiscal agent in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer, Non-Lead Trustee or the fiscal agent in accordance with the terms of the Non-Lead Servicing Agreement; provided that the aggregate special servicing administration fee (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, the special servicing liquidation fee (or equivalent) shall not exceed 0.5% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, and the special servicing workout fee (or equivalent) shall not exceed 0.5% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement).

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“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Servicing Agreement, as applicable.

“Advances” shall have mean any P&I Advance or Servicing Advance.

“Affiliate” shall mean with respect to any specified Person any other Person that Controls, is Controlled by or under common Control with such specified Person.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the First Securitization shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office, as of the date of this Agreement, is the office of Wells Fargo Commercial Mortgage Servicing listed under the notice information for the Note A-3 Holder and Note A-6 Holder on Exhibit B hereto, which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal Reduction Amount” shall have the meaning assigned to such term or such other analogous term in the Servicing Agreement.

“Appraisal Review Period” shall have the meaning assigned to such term in Section 5(j)(ii).

“Appraised-Out Holder” shall have the meaning assigned to such term in Section 5(j)(i).

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed pursuant to the Lead Securitization.

“Asset Status Report” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“BANA” shall mean Bank of America, N.A., together with its successors and assigns.

“Balloon Payment” shall mean the payment of principal and interest payable on the maturity date of the Mortgage Loan by the Mortgage Loan Borrower under the Mortgage Loan Documents.

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“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall (i) prior to the First Securitization, mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of North Carolina or the State of New York are authorized or obligated by law, regulation or executive order to be closed; or (ii) on and after the First Securitization, have the meaning assigned to such term in the Securitization Servicing Agreement or Non-Lead Servicing Agreement, as applicable.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the Note B as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of Note B).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Companion Distribution Account” shall mean the account established under the Securitization Servicing Agreement to facilitate payments to Non-Lead Securitization Noteholders.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” A “Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)             (1) the initial Principal Balance of Note B minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Note B after the date of creation of the Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the

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Note B and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Note B, is less than

(b)             25% of the remainder of the (i) initial Principal Balance of Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holder on the Note B after the date of creation of the Note B.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note B Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-1 Holder; provided that at any time the holder of Note B or Note A-1 is the Controlling Noteholder and such Note is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority (or such lesser amount as permitted under the terms of the Servicing Agreement) of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; provided, further, that, if the Noteholder of the Note B would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Note B is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred. As of the date of this Agreement, the Controlling Noteholder is the Initial Note B Holder.

“Controlling Noteholder Representative” shall have the meaning assigned to such term in Section 6(a).

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Loan” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of Note A, (b) accrued and unpaid interest thereon at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any reasonable, out-of-pocket expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unreimbursed special servicing fees permitted to be

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paid or incurred pursuant to this Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount, (f) any amounts payable in to the Asset Representations Reviewer in respect of the Mortgage Loan, (g) (i) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (ii) if the Mortgage Loan is purchased after ninety (90) days after the first such option becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (h) any Recovered Costs not reimbursed previously to Note A pursuant to this Agreement. Notwithstanding the foregoing, if the Note B Holder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (h) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A at the Senior Note Rate, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Note B Holder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Depositor” shall mean the depositor under the Securitization Servicing Agreement.

“Directing Certificateholder” shall have the meaning assigned to such term or such other analogous term in the Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Final Recovery Determination” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“First Securitization” shall mean the BANK 2020-BNK30 securitization described in the recitals, which included Note A-3 and Note A-6.

“First Securitization Note PSA” shall mean the pooling and servicing agreement entered into in connection with the First Securitization.

“Fitch” shall mean Fitch, Inc., and its successors in interest.

“Fortress” shall mean Fortress Investment Group, LLC, a Delaware limited liability company.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

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“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Balance” shall mean, with respect to each Note, the principal balance of such Note set forth on the Mortgage Loan Schedule.

“Initial Note A Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Noteholder” shall mean any of the Initial Note A Holder and/or the Initial Note B Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than

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one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall collectively refer to any such entity or entities.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds Note B as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

“Lead Securitization” shall mean (a) if the First Securitization includes Note A-1, such Securitization, and (b) if the First Securitization does not include Note A-1, then (i) for the period beginning upon the closing of such First Securitization and ending upon the closing of the Securitization that includes Note A-1, such First Securitization and (ii) on and after closing of the Securitization that includes Note A-1, such Securitization.

“Lead Securitization Note” shall mean (a) if the First Securitization includes Note A-1, such Note, and (b) if the First Securitization does not include Note A-1, then (i) for the period beginning upon the closing of such First Securitization and ending upon the closing of the Securitization that includes Note A-1, the Notes included in such First Securitization and (ii) on and after closing of the Securitization that includes Note A-1, such Note.

“Lead Securitization Noteholder” shall mean the holder of the Lead Securitization Note.

“Lender” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“MAI” shall have the meaning assigned to such term in Section 5(j)(i).

“Major Decisions” shall mean any of the following actions:

(i)          any proposed or actual foreclosure upon or comparable conversion (which shall include acquisition of REO Property) of the ownership of the Mortgaged Property after the Mortgage Loan comes into and continues in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-

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monetary term of the Mortgage Loan Documents (including, without limitation, the timing of payments and acceptance of discounted payoffs and the waiver of any Event of Default) or any extension of the maturity date other than a one-time extension of up to 120 days in connection with a default on the stated maturity date if the Mortgage Borrower has delivered to the Servicer a refinancing commitment (or other binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the Servicer that provides that a refinancing of the Mortgage Loan or sale of the Mortgaged Property (in each case, which would generate sufficient net proceeds to repay the Mortgage Loan in full) will occur within 120 days after the date on which the Balloon Payment is due;

(iii)          any sale of the Mortgage Loan, sale of REO Property or bid at a foreclosure sale in respect of the Mortgage Loan (other than a (x) sale of the Mortgage Loan when it is a Defaulted Loan, (y) sale of REO Property or (z) bid at a foreclosure sale in respect of the Mortgage Loan, in each case, for an amount equal to or greater than the Purchase Price);

(iv)          any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Mortgaged Property or REO Property;

(v)           any determination not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mortgage Loan Borrower);

(vi)          any property management company changes, including without limitation, approval of the termination of a manager and appointment of a new property manager;

(vii)          any modifications, waivers or amendments to any property management agreement for which the Lender has consent rights under the Mortgage Loan Documents;

(viii)          releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(ix)          any transfer of the Mortgaged Property or any portion thereof, any transfer of any direct or indirect ownership interest in the Mortgage Loan Borrower, or any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the Mortgage Loan Borrower or guarantor releasing the Mortgage Loan Borrower or guarantor from liability, in each case, except as expressly permitted by the Mortgage Loan Documents and for which no Lender discretion is afforded under the Mortgage Loan Documents;

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(x)           any determination of an Acceptable Insurance Default with respect to the Mortgaged Property;

(xi)          the approval of any Material Lease (as defined in the Mortgage Loan Agreement) or any other Lease (as defined in the Mortgage Loan Agreement) or any modification, waiver, termination, release, exercise of remedy or otherwise with respect to such Material Lease or other Lease, in each case to the extent the Lender has an approval right under the Mortgage Loan Agreement;

(xii)          any incurring of additional debt by the Mortgage Loan Borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the Mortgage Loan Borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent Lender’s approval is required by the Mortgage Loan Documents);

(xiii)          requests for property or other collateral releases or substitutions, other than (A) grants of easements or rights of way, (B) releases of non-material, non-income producing parcels of the Mortgaged Property, (C) subject to clause (xv), consents to releases related to condemnation of parcels of the Mortgaged Property, or (D) the release of collateral securing the Mortgage Loan in connection with defeasance of the collateral for the Mortgage Loan;

(xiv)          agreeing to any modification, waiver, consent or amendment of the Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan Documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)           consent to actions and releases related to condemnation of parcels of the Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the Mortgaged Property or the ability of the Mortgage Loan Borrower to pay amounts due in respect of the Mortgage Loan when due;

(xvi)          during an Event of Default, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the Mortgage Loan Documents;

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(xvii)         approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)        the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xix)          solely to the extent of the Lender’s consent and/or approval rights (if any) under the Mortgage Loan Documents, any modification or consent to a modification of, or any action with respect to (i) a Reciprocal Easement Agreement or (ii) any modifications to the current version of the Amended Development Agreement provided to the Note B Holder on or about the date hereof (which version, for the avoidance of doubt, has already been approved by the Lender), or (iii) any action which requires Lender’s approval pursuant to Sections 5.1.25 of the Mortgage Loan Agreement;

(xx)           approval of annual budgets (to the extent Lender approval is required); and

(xxi)          consenting to any zoning reclassification of any portion of the Property to the extent that Lender has the right to consent pursuant to the Loan Documents;

provided, however, that upon the occurrence and during the continuance of a Control Appraisal Period, “Major Decision” shall have the meaning given to such term in the Servicing Agreement.

“Master Servicer” shall mean the master servicer appointed pursuant to the Lead Securitization.

“May-July 2020 Deferred Interest Payment” shall mean the aggregate amount owed by the Borrower in respect of each Debt Service Payment Amount (as defined in the Mortgage Loan Agreement) due on the Payment Date (as defined in the Mortgage Loan Agreement) occurring in each of May, June and July 2020, which amount was deferred for payment until the maturity of the Mortgage Loan pursuant to the Second Loan Modification Agreement, dated April 29, 2020, between BANA and the Borrower. The amount of the May-July 2020 Deferred Interest Payment is $5,223,020.83.

“Model PSA” shall mean the pooling and servicing agreement for the BANK 2019-BNK24 securitization.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

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“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall mean have the meaning assigned to such term in the Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the loan agreement, dated as of February 28, 2020, between the Mortgage Loan Borrower and Bank of America, N.A., as lender, as modified by the (i) Loan Agreement Modification Agreement, effective as of March 1, 2020, (ii) Second Loan Modification Agreement, effective as of April 29, 2020, (iii) Third Loan Modification Agreement, effective as of October 8, 2020, and (iv) Fourth Loan Modification Agreement, effective as of December 3, 2020, and as the same may be amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage, the Note(s) and all other documents now or hereafter evidencing and securing or guaranteeing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Senior Note Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate applicable to Note B.

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“Net Senior Note Rate” shall mean, with respect to each Senior Note, the Senior Note Rate minus the Servicing Fee Rate applicable to such Senior Note.

“New Notes” shall have the meaning assigned to such term in Section 39.

“Non-Controlling Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of the Non-Lead Securitization Note designated as the “controlling class” pursuant to the Non-Lead Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in the Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the Non-Controlling Class Representative.

“Non-Controlling Note” shall mean the interest of the Non-Controlling Noteholder in its Note.

“Non-Controlling Noteholder” means holder of a Note, other than the Controlling Note, including any New Note designated a “Non-Controlling Note” hereunder pursuant to Section 39; provided that at any time any such related Notes are included in a Securitization, references to the “Non-Controlling Noteholder” herein shall mean the “Directing Certificateholder”, “Directing Holder”, “Controlling Class Representative” or any other party assigned the rights to exercise the rights of the “Non-Controlling Noteholder”, as and to the extent provided in the related Non-Lead Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice; provided that, in each case, if at any time 50% or more of the related Note is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the applicable Non-Controlling Noteholder. With respect to any individual Non-Controlling Note, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of the “Non-Controlling Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Servicing Agreement assigns such rights to more than one party or (y) to the extent the related Note is split into two or more New Notes pursuant to Section 39 and notice thereof is not provided to the Lead Securitization Noteholder (or, if applicable, the Master Servicer or the Special Servicer acting on its behalf), for purposes of this Agreement, the Non-Lead Servicing Agreement or the holders of such New Notes shall designate one party with respect to each Non-Controlling Note to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Noteholder, as the Non-Controlling Noteholder for all purposes of this Agreement.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s)

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or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders make such payments free of any obligation or liability for withholding.

“Non-Lead Depositor” shall mean, with respect to each Non-Lead Securitization Note, the “depositor” under the related Non-Lead Servicing Agreement.

“Non-Lead Master Servicer” shall mean, with respect to each Non-Lead Securitization Note, the “master servicer” under the related Non-Lead Servicing Agreement.

“Non-Lead Operating Advisor” shall mean, with respect to each Non-Lead Securitization Note, the “trust advisor”, “operating advisor” or other analogous term under the related Non-Lead Servicing Agreement.

“Non-Lead Securitization Note” shall mean each Senior Note included in a securitization, other than the Lead Securitization Note and any other Senior Note included in the same securitization as the Lead Securitization Note.

“Non-Lead Securitization Noteholder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Servicing Agreement” shall mean, with respect to each Non-Lead Securitization Note, the related pooling and servicing agreement pursuant to which the related Non-Lead Securitization Trust is formed.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean, with respect to each Non-Lead Securitization Note, the related Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean, with respect to each Non-Lead Securitization Note, the “special servicer” under the related Non-Lead Servicing Agreement.

“Non-Lead Trustee” shall mean, with respect to each Non-Lead Securitization Note, the “trustee” under the related Non-Lead Servicing Agreement.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

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“Nonrecoverable Servicing Advance” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Noteholder” shall mean any holder of a Note.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Note” shall mean any of the promissory notes described in the recitals and identified on Exhibit A hereto.

“Note A” shall have the meaning assigned to such term in the recitals.

“Note A Holder” each person identified in the recitals as a holder of a Note A, or any subsequent holder of a Note A, together with its successors and assigns.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Holder” shall mean the Initial Note B Holder, and its successors in interest, or any subsequent holder of Note B.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note Default Interest Spread” shall mean a rate per annum equal to three percent (3.0%); provided, however, that if the weighted average of the Senior Note Default Rate and the Note B Default Rate would exceed the maximum rate permitted by applicable law, the note default interest spread shall equal (i) the rate at which the weighted average of the Senior Note Default Rate and the Note B Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Senior Note Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Operating Advisor” shall mean the master servicer appointed pursuant to the Lead Securitization.

“P&I Advance” shall mean an advance made by (a) a party to the Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization

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Note or (b) a party to the Non-Lead Servicing Agreement in respect of a delinquent monthly debt service payment on the Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan that represent late payment charges or Default Interest.

“Percentage Interest” shall mean, with respect to each Note, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note and the denominator of which is the sum of the Principal Balances of each Note; provided that solely for purposes of Section 3(b), “Percentage Interest” shall mean with respect to each Note A, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note and the denominator of which is the sum of the Principal Balances of each Note A.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean, with respect to each Note, at any time of determination, the related Initial Note Balance, less any payments of principal thereon received by the related holder of such Note or reductions in the Initial Note Balance pursuant to Sections 3, 4 or 5, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to each Note A and the related Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Purchase Price” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

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“Qualified Institutional Lender” shall mean BANA, Fortress and any other U.S. Person that is:

(a)             (x) an entity Controlled (as defined herein) by, under common Control with or that Controls BANA, or (Y) an entity Controlled by, under common Control with or that Controls Fortress, or

(b)             the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Noteholder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by one or more Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)             one or more of the following:

(i)          an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)          an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)            a Qualified Trustee in connection with (a) the securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are

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each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)          an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)           an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity including uncalled capital commitments (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets including uncalled capital commitments (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)             any entity Controlled by one or more of the entities described in clause (c)(i), (ii), (iv)(B) or (v) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and

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subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of a Senior Note, as applicable; provided, however, that, at any time during which any Note A is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean with respect to each Note, only those rating agencies that are engaged by the Depositor or Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall have the meaning given thereto or any analogous term in the Servicing Agreement or Non-Lead Servicing Agreement, as applicable, including any deemed or waived Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Relative Spread” shall mean, with respect to each Note, the ratio of the related Note Rate to the Mortgage Loan Rate.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of

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commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, (a) such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of CMBS certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action, (v) in the case of DBRS, (a) such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (b) DBRS has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of CMBS certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action, and (vi) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“REO Property” shall mean the Mortgaged Property after the Servicer has foreclosed on the Mortgaged Property or accepted a deed in lieu of foreclosure.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. “Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 244), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by the holder of a Note of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Note A-1 or a portion thereof is consummated.

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“Securitization Servicing Agreement” shall mean, as of any date of determination, the pooling and servicing agreement that governs the Securitization that is then the Lead Securitization; provided that during any period that the Mortgage Loan is no longer subject to the provisions of the Securitization Servicing Agreement, the “Securitization Servicing Agreement” shall be determined in accordance with the second paragraph of Section 2(a).

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which Note A is held.

“Senior Note” shall mean each Note, other than Note B.

“Senior Noteholder” shall mean the holder of a Senior Note.

“Senior Note Default Rate” shall mean a rate per annum equal to the Senior Note Rate plus the Note Default Interest Spread.

“Senior Note Rate” shall mean, with respect to each Senior Note, the Senior Note Rate set forth on the Mortgage Loan Schedule.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) in accordance with Section 11) and shall not be deemed to exist to the extent the Note B Holder is exercising its cure rights under Section 11.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Advance” shall have the meaning given thereto in the Servicing Agreement.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, prior to the First Securitization, the interim servicing agreement utilized by the Note A-1 Holder, and, from and after the First Securitization, the Securitization Servicing Agreement, together with any amendment, restatement, supplement, replacement or modification thereto entered into in accordance with the terms hereof and thereof.

“Servicing Fee Rate” shall mean (a) prior to the First Securitization, 0.00500% per annum, and (b) on and after the First Securitization, the rate set forth in the Securitization Servicing Agreement and/or Non-Lead Servicing Agreement, as applicable, (i) with respect to

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each Note A, which shall not exceed 0.00500% per annum; and (ii) with respect to Note B, which shall not exceed 0.00250% per annum.

“Servicing Standard” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Lead Securitization.

“Special Servicing Fees” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Specially Serviced Loan” shall have the meaning assigned to such term (or an analogous term) in (i) prior to the First Securitization, the Model PSA; or (ii) from and after the First Securitization, the Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(h).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(h).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract, excluding a repo financing or a Pledge in accordance with Section 19(e)). For the avoidance of doubt, Transfer shall not include any direct or indirect interest in a Noteholder.

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

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“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement, in each case, after the declaration of an Event of Default or after any other event that would constitute a “Servicing Transfer Event” under the Model PSA, prior to the First Securitization, or the Securitization Servicing Agreement, after the First Securitization.

“Workout Fees” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Servicing Agreement.

Section 2.              Servicing.

(a)             Each Noteholder acknowledges and agrees that, subject in each case to the terms of this Agreement, the Mortgage Loan shall be serviced prior to the First Securitization under interim servicing arrangements as directed by the Note A-1 Holder and from and after the First Securitization (except as otherwise set forth in Section 5(b)), pursuant to the Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Notes included in the Lead Securitization (and each Non-Lead Master Servicer shall be required to advance monthly payments of principal and interest on the applicable Non-Lead Securitization Note pursuant to the terms of the related Non-Lead Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Securitization Servicing Agreement. The Note B Holder acknowledges that each Senior Noteholder may elect, in its sole discretion, to include the related Senior Note in a Securitization and agrees that it will, subject to Section 24, reasonably cooperate with such Noteholder, at such Senior Noteholder’s sole cost and expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Securitization Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Securitization Servicing Agreement. Each Noteholder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against the other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to the other Noteholder.

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(b)             In no event shall the Note B Holder be entitled to exercise any rights of the “directing certificateholder”, “directing holder”, “controlling class representative” or any analogous class or holder under the Securitization Servicing Agreement except to the extent the Note B Holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder.

(c)             [INTENTIONALLY OMITTED]

(d)             The Securitization Servicing Agreement shall (1) afford similar rights to Non-Lead Securitization Noteholders as the rights afforded to companion noteholders under the Model PSA and (2) afford the Note B Holder the same rights, privileges and remedies afforded to the Note B Holder hereunder (including (x) amounts payable to Note B Holder, (y) those in its capacity as Controlling Noteholder, and (z) those that are set forth in the Model PSA and incorporated or referred to herein), in each case, subject to minor variations that shall not adversely affect in more than a de minimis manner such Noteholders, and shall contain, among other things, provisions to the effect that:

(i)        any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the other Noteholders on the “master servicer remittance date” under the Securitization Servicing Agreement;

(ii)       the Note B Holder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information, relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as such Person may reasonably request and in the possession of, or collected or known by, the Master Servicer or Special Servicer relating to the Mortgage Loan and, in any event, all information that is required to be provided to the “Directing Certificateholder” or analogous term under the Securitization Servicing Agreement but not limited to standard CREFC® reports, provided that if an interest in Note B or the Note B Holder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Note B Holder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “Excluded Information” or analogous term under the Securitization Servicing Agreement;

(iii)      each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights; and

(iv)      the Securitization Servicing Agreement may not be amended without the consent of the Note B Holder if such amendment would adversely affect in more than a de minimis manner the Mortgage Loan or the Note B Holder’s rights with respect thereto (including (x) amounts payable to Note B Holder, (y) those in its capacity as Controlling Noteholder, and (z) those that are set forth in the Model PSA and incorporated or referred to herein).

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(e)             Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)              At any time after the Securitization Date that the Note A-1 is no longer subject to the provisions of the Securitization Servicing Agreement, the Note A-1 Holder shall (i) cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the Non-Controlling Noteholders and Note B Holder, in substance, to those in the Securitization Servicing Agreement, and (ii) cause the applicable Servicers to service and administer the Mortgage Loan in accordance with the Servicing Standard as set forth in the Securitization Servicing Agreement, and all references herein to the “Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that until a replacement servicing agreement has been entered into, the Note A-1 Holder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, provided, however, that the Servicer under the Securitization Servicing Agreement shall have no further obligations to make P&I Advances; provided, further, however, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Note A-1 Holder and does not have to be performed by the service providers set forth under the Securitization Servicing Agreement. The Note A-1 Holder shall provide the Non-Controlling Noteholders and Note B Holder with a reasonable opportunity to review and comment on any replacement Servicing Agreement, and the Note B Holder agrees to reasonably negotiate the final terms of such servicing agreement as promptly as reasonably possible upon receipt of any proposed revisions.

(g)             If the Note B Holder exercises its purchase option in accordance with Section 12 hereof, upon the Mortgage Loan being transferred to the Note B Holder, the Note B Holder shall be entitled to terminate the Servicing Agreement in its sole discretion without payment of any termination fees.

(h)             Each Non-Lead Securitization Noteholder, if its Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Servicing Agreement to contain provisions to the effect that:

(i)                  the Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out

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of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)          each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement;

(iii)          the Non-Lead Master Servicer will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information);

(iv)          any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Servicing

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Agreement shall also require delivery of a Rating Agency Confirmation under the Non-Lead Servicing Agreement; and

(v)           the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(i)              The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to the Senior Notes will be allocated by the Master Servicer between the Senior Notes, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of a Non-Lead Securitization Note to the related Non-Lead Securitization Noteholder.

(j)              In the event any filing is required to be made by any Non-Lead Depositor under the related Securitization Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Non-Lead Securitization Noteholder (including the related Non-Lead Depositor and related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

Section 3.              Subordination of the Note B; Payments Prior to a Sequential Pay Event. The Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to the Note B shall at all times be junior, subject and subordinate to the Senior Notes and the right of each Senior Noteholder to receive payments of interest, principal and other amounts with respect to its related Senior Note as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Penalty Charges, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement, shall be applied by the Lead Securitization Noteholder (or its designee) and distributed by the Servicer (on its behalf) for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)             first, to each of the Senior Noteholders, pro rata, in an amount equal to the accrued and unpaid interest, excluding the May-July 2020 Deferred Interest Payment, on the Principal Balance of the applicable Senior Note at the Net Senior Note Rate;

(b)             second, to each of the Senior Noteholders on a Pro Rata and Pari Passu Basis in an amount equal to their respective Percentage Interests of principal payments received,

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if any, with respect to such Monthly Payment Date with respect to the Note A, until either (1) such principal payments received in respect of Note A have been so applied pursuant to this Section 3 or (2) their Principal Balances have been reduced to zero;

(c)             third, to each of the Senior Noteholders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholders including any Recovered Costs, in each case to the extent reimbursable by the Mortgage Loan Borrower but not previously reimbursed to such Noteholder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)             fourth, to each of the Senior Noteholders on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower and allocated to the Senior Notes;

(e)             fifth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments;

(f)              sixth, to the Note B Holder, in an amount equal to the accrued and unpaid interest, excluding the May-July 2020 Deferred Interest Payment, on the Principal Balance of Note B at the Net Note B Rate;

(g)             seventh, to the Note B Holder, in an amount equal to principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Principal Balance of Note B has been reduced to zero;

(h)             eighth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower and allocated to the Note B;

(i)              ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Principal Balance of Note B, as a result of such Workout, plus interest on such amount at the related Note B Rate;

(j)              tenth, (only to the extent not required to pay interest on Advances, to reimburse amounts paid as Servicing Advances, to be applied to additional expenses of the Lead Securitization Trust or to be paid as additional servicing compensation to the Master Servicer and/or the Special Servicer, as provided in the last paragraph of Section 4), to each Note A Holder and each Note B Holder (or any Servicer or Trustee (if any), as applicable, on its behalf) its Percentage Interest of any Penalty Charges, in each case to the extent actually paid by the Mortgage Loan Borrower;

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(k)            eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case, provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Senior Noteholder and the Note B Holder, pro rata, based on their respective Percentage Interests;

(l)              twelfth, if (x) all of the amounts described in the foregoing clauses (a)-(k) that are due and owing with respect to the Loan have been paid in full, (y) the May-July 2020 Deferred Interest Payment has become due and payable pursuant to the terms of the Mortgage Loan Agreement and (z) the Mortgaged Property is not an REO Property, then, to BANA, the May-July 2020 Deferred Interest Payment, until the May-July 2020 Deferred Interest Payment has been paid to BANA in full; and

(m)           thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any such excess amount shall be paid pro rata to each Senior Noteholder and the Note B Holder in accordance with their respective Percentage Interests; provided, however, that if the Mortgaged Property is an REO Property, then the aggregate portion of such excess amount that would have been payable to the Senior Noteholders pursuant to the foregoing provision of this priority thirteenth shall instead be applied first, to pay any unpaid amount of the May-July 2020 Deferred Interest Payment to BANA, until the May-July 2020 Deferred Interest Payment has been paid to BANA in full, and second, to pay any remainder of such portion of such excess amount to the Senior Noteholders pro rata in accordance with their respective Percentage Interests.

Section 4.              Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Penalty Charges, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding all amounts for required reserves or escrows required by the Mortgage Loan Documents deemed appropriate by the Servicer in accordance with the Servicing Standard to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under Servicing Agreement, shall be distributed by the Servicer in

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the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)             first, to each of the Senior Noteholders, pro rata, in an amount equal to the accrued and unpaid interest, excluding the May-July 2020 Deferred Interest Payment, on the Principal Balance of the applicable Senior Note at the Net Senior Note Rate;

(b)             second, to each of the Senior Noteholders, pro rata, based on their outstanding Principal Balances, until their Principal Balances have been reduced to zero;

(c)             third, to each of the Senior Noteholders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholders including any Recovered Costs, in each case to the extent reimbursable by the Mortgage Loan Borrower but not previously reimbursed to such Noteholder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)             fourth, to each of the Senior Noteholders on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower and allocated to the Senior Notes;

(e)             fifth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments;

(f)              sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest, excluding the May-July 2020 Deferred Interest Payment, on the Principal Balance of Note B at the Net Note B Rate;

(g)             seventh, to the Note B Holder until its Principal Balance has been reduced to zero;

(h)             eighth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower and allocated to the Note B;

(i)              ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Principal Balance of Note B, as a result of such Workout, plus interest on such amount at the related Note B Rate;

(j)              tenth, (only to the extent not required to pay interest on Advances, to reimburse amounts paid as Servicing Advances, to be applied to additional expenses of the Lead Securitization Trust or to be paid as additional servicing compensation to the Master Servicer

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and/or the Special Servicer, as provided in the last paragraph of this Section 4), to each Note A Holder and each Note B Holder (or any Servicer or Trustee (if any), as applicable, on its behalf) its Percentage Interest of any Penalty Charges, in each case to the extent actually paid by the Mortgage Loan Borrower;

(k)             eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case, provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Senior Noteholder and the Note B Holder, pro rata, based on their respective Percentage Interests;

(l)              twelfth, if (x) all of the amounts described in the foregoing clauses (a)-(k) that are due and owing with respect to the Loan have been paid in full, (y) the May-July 2020 Deferred Interest Payment has become due and payable pursuant to the terms of the Mortgage Loan Agreement and (z) the Mortgaged Property is not an REO Property, then, to BANA, the May-July 2020 Deferred Interest Payment, until the May-July 2020 Deferred Interest Payment is paid to BANA in full; and

(m)           thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any such excess amount shall be paid pro rata to each Senior Noteholder and the Note B Holder in accordance with their respective Percentage Interests; provided, however, that if the Mortgaged Property is an REO Property, then the aggregate portion of such excess amount that would have been payable to the Senior Noteholders pursuant to the foregoing provision of this priority thirteenth shall instead be applied first, to pay any unpaid amount of the May-July 2020 Deferred Interest Payment to BANA, until the May-July 2020 Deferred Interest Payment has been paid to BANA in full, and second, to pay any remainder of such portion of such excess amount to the Senior Noteholders pro rata in accordance with their respective Percentage Interests.

Pursuant to the Securitization Servicing Agreement, Penalty Charges actually paid by the Mortgage Loan Borrower shall be applied by the Master Servicer (prior to allocation to the Noteholders under Section 3 or Section 4) for following purposes:

(1)               first, (i) to pay the Master Servicer, the Trustee or the Special Servicer for each Noteholder’s pro rata share of any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Securitization Servicing Agreement; and (ii) to pay the Master Servicer or the Trustee or a Non-Lead Master Servicer or Non-Lead Trustee the amount, if any, of interest accrued on any P&I Advance made with respect to any Note by such party;

(2)               second, be used to reduce, on a pro rata basis, each Noteholder’s share of additional expenses of the Lead Securitization Trust (including Special Servicing Fees,

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unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Securitization Servicing Agreement); and

(3)                      third, to the extent provided in the Securitization Servicing Agreement, to pay the Master Servicer and/or the Special Servicer as additional servicing compensation.

Section 5.              Administration of the Mortgage Loan.

(a)             Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), each of the Non-Controlling Noteholders and the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that the Non-Controlling Noteholders or Note B Holder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the Non-Controlling Noteholder or the Note B Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

(b)             The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. The Note B Holder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation the rights of the Note B Holder set forth in Section 5(f) below. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Lead Securitization Noteholder, the Non-Controlling Noteholder, the Note B Holder (it being understood that the interest of the Note B Holder is a junior Note interest, subject to the terms and conditions of this Agreement), and BANA (for purposes of this reference, solely with respect

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to the May-July 2020 Deferred Interest Payment, taking into account that the entitlement of BANA to receive the May-July 2020 Deferred Interest Payment is subordinate to Note B subject to the terms and conditions of this Agreement), and any Non-Controlling Noteholder or Note B Holder or BANA, so long as such Person is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)             Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 6), if the Servicer (on behalf of the Noteholders) in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to each Senior Noteholder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of each Senior Note remaining the same as they are on the date hereof, the Note B (and the subordination to Note B of the entitlement of BANA to the May-July 2020 Deferred Interest Payment in accordance with Section 3 and Section 4, as applicable, hereof) shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on the Note B and in respect of the May-July 2020 Deferred Interest Payment). Subject to the Servicing Agreement and this Agreement (including without limitation Section 6), in the case of any modification or amendment described above, the Servicer (on behalf of the Noteholders) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of the Note B (and the subordination to Note B of the entitlement of BANA to the May-July 2020 Deferred Interest Payment in accordance with Section 3 and Section 4, as applicable, hereof) to each Senior Note with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Percentage Interest of each Senior Note and to reduce the Percentage Interest of the Note B in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Senior Note Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Section 3 and Section 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)             All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicer on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. For the avoidance of doubt, prior to the First Securitization, the Note A-1 Holder (or any servicer appointed by it under any interim servicing agreement) shall have the sole and exclusive authority with respect to the

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administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, to the same extent as the Lead Securitization Noteholder’s authority on and after the First Securitization.

(e)             If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) the Lead Securitization Noteholder may not modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Lead Securitization Noteholder may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes a Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Note subject to a securitization on a pro rata and pari passu basis.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that any Note is included in a REMIC and any other is not, such other Noteholder shall not be required to reimburse the Noteholders that deposited a Note into a REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)              If any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, or if the Master Servicer or Special Servicer otherwise intends to make a Major Decision, the Master Servicer or Special Servicer shall provide written notice to the Controlling Noteholder (and any Controlling Noteholder Representative) of such proposed Major Decision. The Master Servicer

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or Special Servicer, as applicable, shall not implement any decision with respect to such Major Decision until the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) has been received; provided that such consent shall be deemed given if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Master Servicer or Special Servicer, as applicable, within ten (10) Business Days following receipt of such Servicer’s written recommendation and analysis with respect to such Major Decision, together with all information reasonably requested by the Controlling Noteholder (or its Controlling Noteholder Representative), and reasonably available to such Servicer, in order to evaluate the Major Decision.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders, and the Servicer has made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative). The foregoing shall not relieve the Lead Securitization Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Servicer shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Servicer to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Servicer to violate provisions of this Agreement or the Servicing Agreement, require or cause the Servicer to violate the terms of the Mortgage Loan, or materially expand the scope of any Servicer’s responsibilities under this Agreement.

(g)             During the continuation of a Control Appraisal Period, the Lead Securitization Noteholder (or its Directing Certificateholder) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Directing Certificateholder under the Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Directing Certificateholder may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Servicing Agreement.

Notwithstanding the foregoing, during the continuance of a Control Appraisal Period, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall be required:

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(i) to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Noteholder, within the same time frame it is required to provide to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the Servicing Agreement due to the occurrence of a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)); and

(ii) to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Noteholders by the Lead Securitization Noteholder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Certificateholder, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall no longer be obligated to consult with any Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period (unless, the Lead Securitization Noteholder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Notwithstanding the consultation rights of each Non-Controlling Noteholder set forth in the immediately preceding sentence, the Lead Securitization Noteholder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Noteholder (or Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Lead Securitization Noteholder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Noteholder.

In addition to the consultation rights of each Non-Controlling Noteholder (or its Non-Controlling Noteholder Representative) provided in the immediately preceding paragraph, during the continuance of a Control Appraisal Period, each Non-Controlling Noteholder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Noteholder (or the Servicer acting on its behalf) at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

The Noteholders acknowledge that the Securitization Servicing Agreement may contain certain provisions that give the Operating Advisor certain non-binding consultation

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rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(h)   The Note B Holder shall be entitled to avoid a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred): (i) the Note B Holder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Senior Noteholder in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Servicer as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” (or the equivalent) by each Rating Agency that rates such institution or the short term obligations of which are rated at least “A-1+” by (or the equivalent) by each Rating Agency that rates such institution (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Note B Holder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the Note B Holder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination, as defined in the Servicing Agreement. If the appraised value of the Mortgaged Property, upon any redetermination thereof (including any redetermination under Section 5(j)(ii)), is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Note B Holder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or Section 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the applicable Principal Balance, each of the Notes, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned

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by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(i)              The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(j)              (i) The Note B Holder, if it is determined at any time of determination to no longer be the Controlling Noteholder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, shall have the right, at any time and from time to time, but no more than one time in any calendar quarter, at its sole expense, to require the Special Servicer to order an additional appraisal with respect to the Mortgage Loan. The Special Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to ensure that such additional appraisal is delivered within thirty (30) days from receipt of the Appraised-Out Holder’s written request and shall ensure that such appraisal is prepared on an “as-is” basis by an Member of the Appraisal Institute (“MAI”) appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the appraisal in respect of which the Appraised-Out Holder is requesting the Special Servicer to obtain an additional appraisal).

  (ii) Upon receipt of any additional appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction Amount based on such additional appraisal. If required by such recalculation, the Appraised-Out Holder shall be reinstated as the Controlling Noteholder and, if applicable, shall have the Principal Balance of Note B notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount. The Appraised-Out Holder requesting any additional appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Noteholder until such time, if any, as the Appraised-Out Holder is reinstated as the Controlling Noteholder (such period beginning upon receipt by the Special Servicer of any request to obtain a additional appraisal pursuant to clause (i) above to but excluding the date on which either (A) the Special Servicer determines that no recalculation of the Appraisal Reduction Amount is warranted or (B) the Special Servicer recalculates the Appraisal Reduction Amount based on the additional appraisal, the “Appraisal Review Period”). The rights of the Controlling Noteholder during each Appraisal Review Period shall be exercised by the Note A-1 Holder.

(k)       Prior to the First Securitization, Sections 3.14 and 3.15 of the Model PSA regarding governance and management of the REO Property are hereby incorporated herein by reference for the benefit of Note B Holder (in its individual capacity and in its capacity as Controlling Noteholder) and, in the event the Mortgaged Property becomes REO Property, the Master Servicer, the Special Servicer and/or the Noteholders shall be bound by such provisions (as applicable to the Mortgage Loan and the REO Property), as though the Mortgaged Property were a “Mortgaged Property” thereunder and the Note B Holder were a “Companion Holder” thereunder; provided, however, that such provisions shall be subject to the rights of the Note B Holder hereunder. From and after the First Securitization, the Securitization Servicing

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Agreement shall contain substantially similar provisions (and shall be similarly subject to the rights of Note B Holder hereunder).

Section 6.              Appointment of Controlling Noteholder Representative.

(a)            The Controlling Noteholder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder. No Servicer, Operating Advisor, Asset Representations Reviewer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Noteholder shall be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified each Servicer, Operating Advisor, Trustee and Certificate Administrator of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Noteholder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator.

(b)             Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Note B Holder (whether acting in place of the Controlling Noteholder Representative when no Controlling Noteholder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Note B Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Noteholder over the other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or the Note B Holder, as the case may be, agree to take no action against the

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Controlling Noteholder Representative, the Note B Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor the Note B Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Noteholder.

(c)             If the Note A-1 Holder is the Controlling Noteholder, the Note B Holder acknowledges and agrees (i) all of the aforementioned rights and obligations of the Note B Holder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Note A-1 Holder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement and (ii) the Directing Certificateholder may exercise all rights with respect to the Mortgage Loan and any decisions or consents or other powers with respect thereto as are set forth in the Servicing Agreement.

Section 7.              Special Servicer. The Note B Holder (unless a Control Appraisal Period has occurred and is continuing) (or its Controlling Noteholder Representative), at its expense, shall have the right to appoint the Special Servicer with respect to the Mortgage Loan (for the avoidance of doubt, the expenses referenced are those of the newly appointed Special Servicer and any terminated special servicer, including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer, and excluding Special Servicing Fees and ongoing costs incurred in connection with administration of the Mortgage Loan under the Servicing Agreement). The Note B Holder (unless a Control Appraisal Period has occurred and is continuing) (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Note B Holder (unless a Control Appraisal Period has occurred and is continuing), Controlling Noteholder Representative and/or Note B Holder shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not be effective unless and until (A) each Rating Agency delivers Rating Agency Confirmation (to the extent the Mortgage Loan has been securitized) to the extent required under the Servicing Agreement; (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to such Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable servicing agreement will be enforceable against such replacement in accordance with its terms; and (D) the Certificate Administrator and any applicable Non-Lead Certificate Administrator shall have filed any Form 8-K filings required pursuant to the applicable rules and regulations of the Securities Exchange Act of 1934 as a result of any such replacement of the Special Servicer. The Lead Securitization Noteholder (or the Servicer on its behalf) shall promptly provide copies

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to any terminated Special Servicer of the documents referred to in the preceding sentence. Prior to the Securitization, if the Mortgage Loan becomes a Specially Serviced Loan, and if not later than thirty (30) days after the Mortgage Loan becomes a Specially Serviced Loan the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) (or its Controlling Noteholder Representative) elects to replace the Special Servicer, then each Noteholder agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation, in which case such fees shall be payable as provided herein.

The Controlling Noteholder agrees and acknowledges that the Securitization Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Securitization Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of securities issued under the Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

In addition, if an event that would constitute a “Servicing Transfer Event” under the Model PSA occurs with respect to the Mortgage Loan prior to the First Securitization, then the parties agree to negotiate in good faith an amendment to the interim servicing agreement, or a separate special servicing agreement, to govern the special servicing of the Mortgage Loan until the First Securitization occurs, it being understood that the special servicer shall be selected by the Controlling Noteholder as provided in this Agreement and that such special servicing agreement shall otherwise be consistent with the Model PSA and subject to this Agreement.

Section 8.              Payment Procedure.

(a)             The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or Section 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Noteholder (or the Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)             If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf)

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repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder together with interest thereon at such rate, if any, as the Lead Securitization Noteholder (or the Servicer on its behalf) shall have been required to pay to any Mortgage Loan Borrower, the Lead Securitization Noteholder, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)             If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to the Note B Holder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the Note B Holder, the Note B Holder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)            Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one of the Noteholder against the other Noteholders. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.              Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

The Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Note B Holder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

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The Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of each Non-Controlling Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the servicing standard, each Non-Controlling Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that each Non-Controlling Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that such Non-Controlling Noteholder (including any Non-Lead Servicer) shall have no liability whatsoever to the Note B Holder in connection with such Non-Controlling Noteholder’s exercise of rights or any omission by such Non-Controlling Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Servicing Agreement.

The Senior Noteholders acknowledge that, subject to the terms and conditions hereof, the Note B Holder may exercise, or omit to exercise, any rights that the Note B Holder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Senior Noteholders and that the Note B Holder shall have no liability whatsoever to the Senior Noteholders in connection with the Note B Holder’s exercise of rights or any omission by the Note B Holder to exercise such rights; provided, however, that the Note B Holder shall not be protected against any liability to the Senior Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.          Bankruptcy. Subject to the provisions of Section 5(f) hereof, each Non-Controlling Noteholder and the Note B Holder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) have the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, each Non-Controlling Noteholder and the Note B Holder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Each Non-Controlling Noteholder and the Note B Holder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to each Non-Controlling Noteholder and the Note B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. Each Non-Controlling Noteholder and the Note B Holder in its capacity as such, hereby agrees that, upon the request of the Lead Securitization Noteholder, such Non-Controlling Noteholder or Note B Holder, as applicable, shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such

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further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.          Cure Rights of Controlling Noteholder.

(a)             Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide notice to the Note B Holder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Note B Holder shall have the right, but not the obligation, to cure such Monetary Default within five (5) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement that the Note B Holder’s failure to cure such Monetary Default within five (5) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made to cure a Monetary Default, the Note B Holder shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to Senior Notes, including principal and interest advances made with respect to Non-Lead Securitization Notes under the Non-Lead Servicing Agreement), Advance Interest Amounts, any unpaid fees to any Servicer specifically provided for in the Servicing Agreement and any Additional Servicing Expenses. The Note B Holder shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)             Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holder shall be limited to a combined total of four (4) cures of Monetary Defaults, no more than three (3) of which may be consecutive, or Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)             No action taken by the Note B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholder’s rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holder shall be subrogated to the Senior

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Noteholder’s rights to any payment owing to the Senior Noteholders for which the Note B Holder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)             If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall promptly provide notice to the Note B Holder and the Controlling Noteholder Representative (in each case, unless a Control Appraisal Period has occurred and is continuing) of such failure (the “Non-Monetary Default Notice”) and the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) shall have the right, but not the obligation, to cure such Non-Monetary Default within the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Note B Holder (unless a Control Appraisal Period has occurred and is continuing), the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) shall be given an additional period of time as is reasonably necessary to enable the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement in boldface font that the Note B Holder’s or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Note B Holder (unless a Control Appraisal Period has occurred and is continuing) shall not contact the Mortgage Loan Borrower in order to effect any cures under Sections 11(a) or this 11(d) unless it is in conjunction with the Special Servicer or the Note B Holder (unless a Control Appraisal Period has occurred and is continuing) has obtained the prior written consent of the Lead Securitization Noteholder.

Section 12.          Purchase of the Senior Notes By Note B Holder.

The Note B Holder shall have the right, by written notice to each Senior Noteholder (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, Senior Notes in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if the Note B Holder elects to exercise its right to purchase a Note

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pursuant to this Section 12, it must purchase each Senior Note. Upon the delivery of the Noteholder Purchase Notice to each Senior Note, each Senior Noteholder shall sell (and the Note B Holder shall purchase) the Senior Notes (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Lead Securitization Noteholder and the Note B Holder. In the event that the Note B Holder’s shall fail to purchase the Senior Note on or prior to the Defaulted Note Purchase Date, then the Note B Holder shall no longer have the right to purchase the Senior Notes under this Section 12 (other than as a result of any failure to consummate such purchase on the part of a Senior Noteholder or as a result of the conditions giving rise to such purchase ceasing to exist prior to the Defaulted Note Purchase Date). The Note B Holder agrees that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Note B Holder. Concurrently with the payment to each Senior Noteholder in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, each Senior Noteholder will execute at the sole cost and expense of the Note B Holder in favor of the Note B Holder assignment documentation which will assign the applicable Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except each Senior Noteholder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances (other than the interest created by Note B)). The right of the Note B Holder to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Note B Holder ten (10) days’ prior written notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Servicer (or other nominee on behalf of the Noteholders) less than ten (10) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the Note B Holder of such transfer and the Note B Holder shall have a fifteen (15) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to each Senior Noteholder, in which case the Note B Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.          Representations of Note B Holder. The Note B Holder represents, solely as to itself and Note B, and it is specifically understood and agreed, that it is acquiring the Note B for its own account in the ordinary course of its business and each Senior Noteholder shall otherwise have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by such Senior Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual

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restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Note B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Note B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by the Note B Holder, (b) to the Note B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder have been obtained or made and (c) to the Note B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

The Note B Holder acknowledges that the Senior Noteholders do not owe the Note B Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Note B Holder with respect to any action taken by a Senior Noteholder in connection with the Mortgage Loan.

The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.          Representations of the Senior Noteholder. Each Senior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within their corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Senior Noteholder’s charter or any law or contractual restriction binding upon such Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of such Senior Noteholder enforceable against it in accordance with its terms. Each Senior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on their business. Each Senior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by such Senior Noteholder, (b) to such Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Senior Noteholder have been obtained or made and (c) to such Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

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Section 15.          Independent Analysis of the Note B Holder. The Note B Holder acknowledges that it has, independently and without reliance upon the Senior Noteholders, except with respect to the representations and warranties provided by the Senior Noteholders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Note B and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholders have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Senior Noteholders herein, and that the Senior Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with the Note B except as specifically set forth herein.

Section 16.          No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. No Senior Noteholder shall have any obligation whatsoever to offer to the Note B Holder the opportunity to purchase a Note interest in any future loans originated by such Senior Noteholder or their Affiliates and if any Senior Noteholder chooses to offer to the Note B Holder the opportunity to purchase a Note interest in any future mortgage loans originated by such Senior Noteholder or their Affiliates, such offer shall be at such purchase price and interest rate as such Senior Noteholder chooses, in its sole and absolute discretion. The Note B Holder shall not have any obligation whatsoever to purchase from such Senior Noteholder a Note interest in any future loans originated by such Senior Noteholder or their Affiliates.

Section 17.          Not a Security. The Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.          Other Business Activities of the Noteholders. The Note B Holder acknowledges that each Senior Noteholder or their respective Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

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Section 19.          Sale of the Notes.

(a)             The Note B Holder agrees that it will not Transfer all or any portion of Note B except in accordance with this Section 19. The Note B Holder shall have the right, without the need to obtain the consent of the Senior Noteholders or any other Person, to Transfer 49% or less (in the aggregate) of its interest in Note B to any Person; provided that any such Transfer shall be made in accordance with the terms of Section 19(b) and (c). The Note B Holder shall have the right at any time to Transfer its Note, or any portion thereof, to (i) a Qualified Institutional Lender without obtaining any Senior Noteholder’s prior written consent, provided that promptly after such Transfer, each Senior Noteholder is provided with (x) a representation from a transferee or the Note B Holder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 19(b); or (ii) an entity that is not a Qualified Institutional Lender, provided that (x) if such Transfer is prior to the First Securitization and is of more than 49% (in the aggregate) of the interest in Note B, each Senior Noteholder’s prior written consent shall be required (which consent shall not be unreasonably withheld, conditioned or delayed), and (y) after the First Securitization, no consent of applicable Senior Noteholder shall be required, but, if such Transfer is of more than 49% (in the aggregate) of the interest in Note B, then the Note B Holder shall first obtain (and deliver to the applicable Senior Noteholder) Rating Agency Confirmation. Notwithstanding the foregoing, no such transfer shall be permitted to the extent it would cause Note B to be held by more than five persons, and, without each Senior Noteholder’s prior consent (which may be withheld in such Senior Noteholder’s sole discretion), the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(b)             All Transfers under Section 19(a) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to Note B from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Note B Holder of Note B solely as security for a loan to the Note B Holder made by a third-party lender whereby the Note B Holder remains fully liable under this Agreement, on or before the date on which such lender succeeds to the rights of the Note B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Note B Holder hereunder) and (ii) agree and acknowledge that the servicing of the Mortgage Loan shall be governed by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. The Agent shall provide prompt written notice to each Rating Agency of any Transfer of all or any portion of Note B. Upon the consummation of a Transfer of all or any portion of Note B in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to Note B (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of

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a participation interest in Note B as described in clause (c) below). The Note B Holder agrees it will pay the reasonable out-of-pocket expenses of each Senior Noteholder (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer. If Note B is held by more than one Noteholder at any time, the holders of Note B shall promptly appoint a representative to serve as the sole point of contact on behalf of all such holders of Note B hereunder (which such representative may be replaced from time to time by such holders upon written notice to each Servicer), which representative will also be the Controlling Noteholder Representative hereunder when the Note B Holder is the Controlling Noteholder hereunder. Any such representative shall be either (i) a Qualified Institutional Lender or (ii) a person that has been approved by the holders of any Senior Notes that have not been included in a Securitization and as to which a Rating Agency Confirmation has been received with respect to any Senior Notes that have been included in a Securitization. The Senior Noteholders need only recognize such representative for purposes of notices, consents and other communications between the Senior Noteholders and the Note B Holder, and such representative shall be the only Person recognized to exercise the rights of the Note B Holder (it being understood that (x) the holders of Note B collectively hold the rights of the Note B Holder under this Agreement and may separately agree among themselves as to the manner in which such holders direct such representative to exercise the rights of the Note B Holder under this Agreement and (y) the Senior Noteholders (and any Servicer) shall have no responsibility for, under or otherwise with respect to any such separate agreement and shall be entitled to rely solely on the statements and actions of such representative as regards the exercise of such rights).

(c)             In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholder, may delegate to such participant such Noteholder’s right to exercise the rights of the Note B Holder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Control Appraisal Period with respect to Note B, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)            Each Senior Noteholder agrees that it will not Transfer its related Note except to a Qualified Institutional Lender. Promptly after the Transfer, each non-transferring Senior Noteholder shall be provided with (x) a representation from a transferee or the applicable Senior Noteholder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 19(b). If a Senior Noteholder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Senior Noteholder or (2) after a

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Securitization of a Senior Noteholder, a Rating Agency Confirmation. Notwithstanding the foregoing, no Senior Noteholder shall Transfer all or any portion of its Note A to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee; provided that the foregoing provision shall not preclude the Transfer of any Note A into a Securitization so long as the related Securitization Servicing Agreement or Non-Lead Servicing Agreement contains provisions limiting the rights of borrower affiliates to access certain information, consent to certain matters and act as the special servicer that are comparable to the Model PSA.

(e)             Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without the consent of each other Noteholder of a Note that is not in a Securitization, and, after the First Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other holders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any

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Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)              Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)      Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)      The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

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Section 20.          Registration of Transfer. In connection with any Transfer of a Note (but excluding any participant and Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization, the Servicer of the Lead Securitization shall automatically become and be the Agent.

Section 21.          Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, each Senior Noteholder and the Note B Holder hereby designates such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.          Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.          No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by any Noteholder to another Noteholder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall not have any interest in any property taken as security for any Mortgage Loan; provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

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Section 24.          Cooperation in Securitization.

(a)             Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization of a Senior Note, at the request of the related Noteholder, each other Noteholder shall use commercially reasonable efforts, at the requesting Noteholder’s expense, to satisfy, and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization no other Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Mortgage Loan Document, or (iii) otherwise adversely affect in more than a de minimis manner the rights and interests of such Noteholder. In connection with any such Securitization of a Senior Note, each other Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with its Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each Rating Agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 24 may be incorporated into the offering documents for a Securitization. A requesting Senior Noteholder and each Rating Agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 24.

(b)             The Senior Noteholder securitizing its Note may, at its election, deliver to each other Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Lead Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond

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within such time, such other Noteholder shall be deemed to have elected to not comment thereon. In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents the requesting Noteholder’s determination shall control. No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

(c)             Notwithstanding anything herein to the contrary, each Noteholder acknowledges and agrees that (i) no other Noteholder shall be required to incur any out-of-pocket expenses in connection with its Securitization of such Note, and (ii) any such other Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by the requesting Noteholder to be necessary to satisfy its disclosure obligations in connection with its Securitization.

(d)             If the Mortgage Loan becomes a Specially Serviced Loan and the Special Servicer determines to sell any of the Lead Securitization Note in accordance with the Securitization Servicing Agreement, it shall have the right and the obligation to sell all of the Notes as notes evidencing one whole loan in accordance with the terms of the Securitization Servicing Agreement and this Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Controlling Noteholder of the planned sale and of such Non-Controlling Noteholder’s opportunity to bid on the Mortgage Loan.

Section 25.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 26.          Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)             SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)             CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF

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ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)             AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)            AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 27.          Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The Agent shall provide two Business Days prior written notice to each Rating Agency of any material modification to this Agreement. For as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first obtaining a Rating Agency Confirmation from each Rating Agency then rating securities of any Securitization; provided that no such Rating Agency Confirmation shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Securitization Servicing Agreement, or (ii) with respect to matters or questions arising under this Agreement, to make provisions of this Agreement consistent with other provisions of this Agreement (including, without limitation, in connection with the creation of New Notes pursuant to Section 39). Any amendment to the provisions of this Agreement relating to the May-July 2020 Deferred Interest Payment shall require the prior written consent of BANA.

Section 28.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except (i) for BANA at any time it is not otherwise a party to this Agreement as a Noteholder and then only with respect to the provisions of this Agreement relate to the May-July 2020 Deferred Interest Payment, and (ii) as otherwise provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and the creation of New Notes pursuant to Section 39.

Section 29.          Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other

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electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 30.          Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 31.          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 32.          Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 33.          Withholding Taxes.

(a)             If a Senior Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Note B Holder with respect to the Mortgage Loan as a result of the Note B Holder constituting a Non-Exempt Person, the Lead Securitization Noteholder, in its capacity as servicer, shall be entitled to do so with respect to the Note B Holder’s interest in such payment (all withheld amounts being deemed paid to the Note B Holder), provided that the Lead Securitization Noteholder shall furnish the Note B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting the Note B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Note B Holder is subject to tax.

(b)             The Note B Holder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to the Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Note B Holder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization

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Noteholder to withhold Taxes from payments made to the Note B Holder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) the Note B Holder shall, upon request of the Lead Securitization Noteholder and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Noteholder.

(c)             The Note B Holder represents to the Senior Noteholders (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, the Note B Holder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that the Note B Holder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Note B Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if the Note B Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Note B Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by the Note B Holder, as evidence of the Note B Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to the Note B Holder in respect of the Note B or otherwise until the Note B Holder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 34.          Custody of Mortgage Loan Documents. Prior to the First Securitization, the originals of all of the Mortgage Loan Documents (except for the Notes) shall be held by a duly appointed custodian of the Initial Agent on behalf of the registered holders of the Notes, and each of the Notes shall be held by its respective Noteholder or a duly appointed custodian of such Noteholder. If the First Securitization includes Note A-1, on and after the Securitization Date, the originals of all of the Mortgage Loan Documents (except for the Notes other than Note A-1 and any other Notes included in such First Securitization) shall be transferred to and held in the name of the trustee (and held by a duly appointed custodian therefor) under the Securitization Servicing Agreement, on behalf of the registered holders of the Notes. If the First Securitization does not include Note A-1, then (a) for the period beginning upon the closing of such First Securitization and ending upon the Securitization Date, the

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originals of all of the Mortgage Loan Documents (except for the Notes other than the Notes included in such First Securitization) shall be held in the name of the trustee (and held by a duly appointed custodian therefor) under the applicable First Securitization Note PSA, on behalf of the registered holders of the Notes; and (b) on and after the Securitization Date, the originals of all of the Mortgage Loan Documents (except for the Notes other than Note A-1 and any other Notes included in the Lead Securitization closing on the Securitization Date) shall be transferred to and held in the name of the trustee (and held by a duly appointed custodian therefor) under the Securitization Servicing Agreement, on behalf of the registered holders of the Notes.

Section 35.              Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) reputable overnight delivery service (charges prepaid), (iii) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder as a Non-Controlling Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder (including to the Note B Holder regardless of whether a Control Appraisal Period is continuing).

Section 36.           Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 37.                     Certain Matters Affecting the Agent.

(a)             The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(b)            The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)             The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)            The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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(e)             The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(f)             The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.          Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A-1 Holder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. BANA, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. BANA, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement.

Section 39.          Resizing. Notwithstanding any other provision of this Agreement, for so long as BANA or an affiliate thereof (an “Original Entity”) is the owner of any Note that has not been included in a Securitization (each, an “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in each case, as applicable, “New Notes”) reallocating the principal of an Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement and (iv) the Original Entity holding the New Notes shall notify the Lead Securitization Noteholder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. If the Lead Securitization Noteholder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing (provided the conditions set forth in clauses (i) through (iv) above are satisfied, as certified by the Original Entity, on which certification the Master Servicer can rely), the Master

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Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Noteholders, as applicable, solely for the purpose of reflecting such reallocation of principal and that each New Note shall be a “Note” hereunder and for the purpose of adding and modifying any definitions related thereto. If more than one New Note is created hereunder, for purposes of exercising the rights of a Controlling Noteholder or Non-Controlling Noteholder hereunder, the “Controlling Noteholder” or “Non-Controlling Noteholder”, as applicable, shall be as provided in the definitions of such terms in this Agreement; provided that the Controlling Noteholder shall be entitled to designate any New Note created from the existing Controlling Note to be a Non-Controlling Note hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

BANK OF AMERICA, N.A., as Note A-1 Holder, Note A-12 Holder, Note A-14 Holder and Note A-15 Holder

By:	/s/ Steven L. Wasser
Name: Steven L. Wasser
Title: Managing Director

Miami Design District – Agreement Between Noteholders

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2020-BNK30, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2020-BNK30, as Note A-3 Holder and Note A-6 Holder

By: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS GENERAL MASTER SERVICER

By:	/s/ Crystal Edwards
Name: Crystal Edwards
Title: Director

Miami Design District – Agreement Between Noteholders

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK31, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK31, as Note A-2 Holder and Note A-7 Holder

By: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS GENERAL MASTER SERVICER

By:	/s/ Crystal Edwards
Name: Crystal Edwards
Title: Director

Miami Design District – Agreement Between Noteholders

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BANK 2021-BNK32, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK32, as Note A-4 Holder, Note A-8 Holder, Note A-10 Holder and Note A-11 Holder

By: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS GENERAL MASTER SERVICER

By:	/s/ Crystal Edwards
Name: Crystal Edwards
Title: Director

Miami Design District – Agreement Between Noteholders

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE ON BEHALF OF THE REGISTERED HOLDERS OF CSAIL 2021-C20 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-C20, as Note A-5 Holder, Note A-9 Holder and Note A-13 Holder

By:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Scott Dunkley
Name: Scott Dunkley
Title: Vice President

Miami Design District – Agreement Between Noteholders

CF MDD HOLDINGS LLC, as Note B Holder

By:	/s/ William Covino
Name: William Covino
Title: Chief Financial Officer

Miami Design District – Agreement Between Noteholders

ACKNOWLEDGED AND AGREED:

3650 REIT LOAN FUNDING 1 LLC,
as the former Holder of Note A-5, Note A-9
and Note A-13 Holder

By:	/s/ Peter E. LaPointe
Name: Peter E. LaPointe
Title: Duly Authorized

Miami Design District – Agreement Between Noteholders

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of February 28, 2020, between Bank of America, N.A., as Lender and Oak Plaza Associates (Del.) LLC, as Borrower, as modified by the (i) Loan Agreement Modification Agreement, effective as of March 1, 2020, (ii) Second Loan Modification Agreement, effective as of April 29, 2020, (iii) Third Loan Modification Agreement, effective as of October 8, 2020, and (iv) Fourth Loan Modification Agreement, effective as of December 3, 2020
Mortgage Loan Borrower:	Oak Plaza Associates (Del.) LLC
Date of the Mortgage Loan and the Mortgage:	February 28, 2020
Initial Principal Amount of Mortgage Loan:	$500,000,000
Location of Mortgaged Property:	Miami, Florida
Initial Maturity Date:	March 1, 2030

B.       Description of Note Interests:

Initial Note A-1 Principal Balance:	$60,000,000
Initial Note A-2 Principal Balance:	$55,000,000
Initial Note A-3 Principal Balance:	$50,000,000
Initial Note A-4 Principal Balance:	$40,000,000
Initial Note A-5 Principal Balance:	$30,000,000
Initial Note A-6 Principal Balance:	$25,000,000

A-1

Initial Note A-7 Principal Balance:	$25,000,000
Initial Note A-8 Principal Balance:	$20,000,000
Initial Note A-9 Principal Balance:	$20,000,000
Initial Note A-10 Principal Balance:	$15,000,000
Initial Note A-11 Principal Balance:	$15,000,000
Initial Note A-12 Principal Balance:	$15,000,000
Initial Note A-13 Principal Balance:	$10,000,000
Initial Note A-14 Principal Balance:	$10,000,000
Initial Note A-15 Principal Balance:	$10,000,000
Initial Note B Principal Balance:	$100,000,000
Senior Note Rate:	4.1325%
Initial Note B Rate:	4.1325%

A-2

EXHIBIT B

1.     Note A-1 Holder, Note A-12 Holder, Note A-14 Holder, Note A-15 Holder:

(Prior to Securitization of the applicable Note A):

Bank of America, N.A.
NC1-030-21-01
620 South Tryon Street
Charlotte, North Carolina 28255
Attention: Steven L. Wasser
Email: steve.l.wasser@bofa.com

with a copy to:

W. Todd Stillerman, Esq.

Bank of America Legal Department

NC1-028-24-02

150 North College Street

Charlotte, North Carolina 28255
Email: todd.stillerman@bofa.com

and a copy by e-mail to:

cmbsnotices@bofa.com

Following Securitization of the applicable Note A, the applicable notice addresses set forth in the related Pooling and Servicing Agreement.

2.     Note A-3 Holder and Note A-6 Holder:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
Three Wells Fargo
401 South Tryon Street, 8th Floor
MAC D1050-084
Charlotte, North Carolina 28202
Attention: BANK 2020-BNK30 Asset Manager
Facsimile number: (704) 715-0036
Email: commercial.servicing@wellsfargo.com

K&L Gates LLP

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

B-1

Reference: BANK 2020-BNK30

3.     Note A-2 Holder and Note A-7 Holder:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
Three Wells Fargo
MAC D1050-084
401 South Tryon Street, 8th Floor
Charlotte, North Carolina 28202
Attention: BANK 2021-BNK31 Asset Manager
Email: commercial.servicing@wellsfargo.com

K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Facsimile Number: (704) 353-3190

B-2

4.     Note A-4 Holder, Note A-8 Holder, Note A-10 Holder and Note A-11 Holder:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
Three Wells Fargo
MAC D1050-084
401 South Tryon Street, 8th Floor
Charlotte, North Carolina 28202
Attention: BANK 2021-BNK32 Asset Manager
Email: commercial.servicing@wellsfargo.com

B-3

Wells Fargo Bank, National Association Legal Department

301 S. College St., TW 30

Charlotte, North Carolina 28202

Fax Number: (816) 412-9338

Attention: Commercial Mortgage Servicing Legal Support

Reference: BANK 2021-BNK32

K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Facsimile Number: (704) 353-3190
Reference: BANK 2021-BANK32

5.     Note A-5 Holder, Note A-9 Holder, Note A-13 Holder:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – CSAIL 2021-C20

E-mail: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com with a copy to: cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com with copies to:

Credit Suisse Commercial Mortgage Securities Corp.

11 Madison Avenue

New York, New York 10010

Attention: Chuck Lee

Fax number: (212) 322-0965

E-mail: chuck.lee@credit-suisse.com

Credit Suisse Commercial Mortgage Securities Corp.

11 Madison Avenue

New York, New York 10010

Attention: David Tlusty

Fax number: (917) 256-7654

E-mail: david.tlusty@credit-suisse.com

Credit Suisse Commercial Mortgage Securities Corp.

11 Madison Avenue

B-4

New York, New York 10010

Attention: N. Dante La Rocca

Fax number: (646) 935-8520

E-mail: dante.larocca@credit-suisse.com

Credit Suisse Commercial Mortgage Securities Corp.

11 Madison Avenue

New York, New York 10010

Attention: Barbara Nottebohm

Fax number: (212) 743-2823

E-mail: barbara.nottebohm@credit-suisse.com;

with a copy via e-mail to:

Credit Suisse Commercial Mortgage Securities Corp.

11 Madison Avenue

New York, New York 10010

Attention: Julia Powell

E-mail: julia.powell@credit-suisse.com;

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, NC 28202

Attention: Kahn D. Hobbs

E-mail: kahn.hobbs@cwt.com

B-5

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head,

Fax number: 1-888-706-3565

E-mail: NoticeAdmin@midlandls.com (and solely with respect to notices under Section 3.13, with a copy to AskMidland@midlandls.com)

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

E-mail: kenda.tomes@stinson.com

3650 REIT Loan Servicing LLC

Attn.: General Counsel

2977 McFarlane Road, Suite 300

Miami, FL 33133

E-mail: mjefferis@3650REIT.com

6.     Note B Holder:

CF MDD Holdings LLC
c/o Fortress Investment Group LLC
One Market Plaza, Spear Tower, 42nd Floor
San Francisco, California 94105
Attention: General Counsel – Credit Funds
Email: GC.credit@fortress.com

with a copy to:

Fortress Credit Corp.
c/o Fortress Investment Group LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Dean Dakolias
Email: GC.credit@fortress.com

and with a copy to:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166

B-6

Attention: Aaron Beim, Esq.
Email: abeim@gibsondunn.com

7.     Bank of America, N.A.:

Bank of America, N.A.
NC1-030-21-01
620 South Tryon Street
Charlotte, North Carolina 28255
Attention: Steven L. Wasser
Email: steve.l.wasser@bofa.com

with a copy to:

W. Todd Stillerman, Esq.

Bank of America Legal Department

NC1-028-24-02

150 North College Street

Charlotte, North Carolina 28255
Email: todd.stillerman@bofa.com

and a copy by e-mail to:

B-7

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Capital Trust, Inc.
9.	Clarion Partners
10.	Colony Capital, LLC / Colony Financial, Inc.
11.	CreXus Investment Corporation/Annaly Capital Management
12.	DLJ Real Estate Capital Partners
13.	Dune Real Estate Partners
14.	Eightfold Real Estate Capital, L.P.
15.	Five Mile Capital Partners
16.	Fortress Investment Group, LLC
17.	Garrison Investment Group
18.	Goldman, Sachs & Co.
19.	H/2 Capital Partners LLC
20.	Hudson Advisors
21.	Investcorp International
22.	iStar Financial Inc.
23.	J.P. Morgan Investment Management Inc.
24.	JER Partners
25.	Lend-Lease Real Estate Investments
26.	Libermax Capital LLC
27.	LoanCore Capital
28.	Lone Star Funds
29.	Lowe Enterprises
30.	Normandy Real Estate Partners
31.	One William Street Capital Management, L.P.
32.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
33.	Praedium Group
34.	Raith Capital Partners, LLC
35.	Rialto Capital Management, LLC
36.	Rialto Capital Advisors LLC
37.	Rimrock Capital Management LLC
38.	Rockpoint Group
39.	Rockwood
40.	RREEF Funds
41.	Square Mile Capital Management
42.	Starwood Capital Group/Starwood Financial Trust
43.	The Blackstone Group
44.	The Carlyle Group
45.	Torchlight Investors
46.	Walton Street Capital, L.L.C.
47.	Westbrook Partners
48.	WestRiver Capital
49.	Wheelock Street Capital
50.	Whitehall Street Real Estate Fund, L.P.

C-1